Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Assumed Names	State of Incorporation or Organization
2000 Orange Avenue, Ltd.		Florida
ARC Development Corporation		Tennessee
ARC Dry Creek, Inc.		Tennessee
ARC Financial Services Corporation		Tennessee
ARC Kentucky, LLC	ARC Kentucky/Louisville, LLC (KY)	Tennessee
ARC Worcester Center, L.P.	Arc Worchester Center Limited Partnership (MA)	Tennessee
ARC of Bellingham, L.P.		Tennessee
ARC of Georgia, LLC	Premier Surgery Center (GA)	Tennessee
ASC of Hammond, Inc		Delaware
ASC of New Albany, LLC		Indiana
Ambulatory Resource Centres Investment Company, LLC		Delaware
Ambulatory Resource Centres of Florida, Inc.		Florida
Ambulatory Resource Centres of Massachusetts, Inc.		Tennessee
Ambulatory Resource Centres of Texas, Inc.		Tennessee
Ambulatory Resource Centres of Washington, Inc.		Tennessee
Ambulatory Resource Centres of Wilmington, Inc.		Tennessee
Ambulatory Surgery Center of Cool Springs, LLC		Tennessee
Ambulatory Surgery Center of Worcester, LLC		Delaware
Animas Surgical Hospital, LLC		Delaware
Austin Surgical Holdings, LLC		Delaware
Bayside Endoscopy Center, LLC		Rhode Island
Birmingham Surgery Center, LLC		Delaware
Boulder Spine Center, LLC	Minimally Invasive Spine Institute (CO)	Delaware
Bristol Spine Center, LLC	Renaissance Surgery Center (TN)	Delaware
CMMP Surgical Center, L.L.C.		Missouri
CSS Services, LLC		South Carolina
Cape Coral Ambulatory Surgery Center, LLC		Florida
Cardinal Sleep Centers of St. Charles, LLC		Illinois
Central Austin Ambulatory Surgery Center, L.P.		Tennessee
Chesterfield Spine Center, LLC		Delaware
Cypress Surgery Center, LLC		Delaware
DSC Anesthesia, LLC		Florida
Deland Surgery Center, LTD.	Deland Surgery Center	Flordia
Dry Creek Surgery Center, LLC		Colorado
Fairview Maple Grove Surgery Center, LLC		Delaware
HMFW Surgery Center, L.P.		Texas
Honolulu Spine Center, LLC		Delaware
Houston PSC - I, Inc.		Texas
Jacksonville Beach Surgery Center, L.P.	Jacksonville Beach Surgery Center (FL)	Tennessee
Kent, LLC		Rhode Island
Lakeside Women’s Center of Oklahoma City, L.L.C.		Oklahoma
Largo Endoscopy Center, L.P.	Tampa Bay Regional Surgery Center (FL)	Tennessee
Largo Surgery, LLC	West Bay Surgery Center (FL)	Florida
Lubbock Surgicenter, Inc.		Texas

SUBSIDIARIES OF THE REGISTRANT

Medisphere Health Partners - Oklahoma City, Inc.		Tennessee
Medisphere Health Partners Management of Tennessee, Inc.		Tennessee
NSC Edmond, Inc.		Oklahoma
NeoSpine Puyallup Spine Center, LLC	Microsurgical Spine Center (WA)	Delaware
NeoSpine Surgery of Bristol, LLC		Delaware
NeoSpine Surgery of Nashville, LLC		Delaware
NeoSpine Surgery of Puyallup, LLC		Delaware
NeoSpine Surgery, LLC		Delaware
Neospine Surgery, LLC		Tennessee
New Albany Outpatient Surgery, L.P.		Delaware
Northeast Baptist Surgery Center, LLC		Texas
Northstar Hospital, LLC		Delaware
Northstar Surgical Center, L.P.		Texas
Novi Surgery Center, LLC		Michigan
One Nineteen ASC, LLC		Delaware
Orange City Surgical, LLC	Blue Springs Surgery Center (FL)	Delaware
Orlando Surgery Center II, Ltd.	Orlando Surgery Center (FL)	Florida
Orlando Surgery Center Real Estate Partnership, Ltd.		Florida
Orthopaedic Surgery Center of Asheville, L.P.	Orthopaedic Surgery Center of Asheville, Limited Partnership (NC)	Tennessee
PMCROS, L.L.C.		Louisiana
PSC Development Company, LLC		Delaware
PSC Operating Company, LLC		Delaware
PSC of New York, L.L.C.		Delaware
Physicians Medical Center, L.L.C.		Louisiana
Physicians Surgery Center, LLC	Lee Island Coast Surgery Center (FL)	Delaware
Physicians Surgical Care, Inc.		Delaware
Pickaway Surgical Center, Ltd.	Physicians Ambulatory Surgery Center	Ohio
Portsmouth, LLC		Delaware
Premier Ambulatory Surgery of Duncanville, Inc.		Delaware
Premier Orthopaedic Surgery Center, LLC		Tennessee
Quahog Holding Company, LLC		Delaware
Recovery Care, Inc.		Illinois
Recovery Care, L.P.		Illinois
SARC/Asheville, Inc.		Tennessee
SARC/Circleville, Inc.		Tennessee
SARC/Columbia, Inc.		Tennessee
SARC/Deland, Inc.		Tennessee
SARC/FW, Inc.		Tennessee
SARC/Ft. Myers, Inc.		Tennessee
SARC/Georgia, Inc.		Tennessee
SARC/Jacksonville, Inc.		Tennessee
SARC/Kent, LLC		Tennessee
SARC/Knoxville, Inc.		Tennessee
SARC/Largo Endoscopy, Inc.		Tennessee
SARC/Largo, Inc.		Tennessee
SARC/Metairie, Inc		Tennessee

SUBSIDIARIES OF THE REGISTRANT

SARC/Providence, LLC	Tennessee
SARC/San Antonio, LLC	Tennessee
SARC/Savannah, Inc.	Tennessee
SARC/St. Charles, Inc.	Tennessee
SARC/Vincennes, Inc.	Tennessee
SARC/West Houston, LLC	Tennessee
SARC/Worcester, Inc.	Tennessee
SI/Dry Creek, Inc.	Tennessee
SI/ERIE, Inc.	Tennessee
SMBI Havertown, LLC	Tennessee
SMBI Northstar, LLC	Tennessee
SMBI OSE, LLC	Alabama
SMBI Portsmouth, LLC	Tennessee
SMBIMS 119, LLC	Tennessee
SMBIMS Birmingham, Inc.	Tennessee
SMBIMS Durango, LLC	Tennessee
SMBIMS Elk River, LLC	Tennessee
SMBIMS Florida I, LLC	Florida
SMBIMS Greenville, LLC	Tennessee
SMBIMS Kirkwood, LLC	Tennessee
SMBIMS Maple Grove, LLC	Tennessee
SMBIMS Novi, LLC	Tennessee
SMBIMS Orange City, LLC	Tennessee
SMBIMS Steubenville, Inc.	Tennessee
SMBIMS Tampa, LLC	Tennessee
SMBIMS Temple, LLC	Tennessee
SMBIMS Tuscaloosa, Inc.	Tennessee
SMBIMS Wichita, LLC	Tennessee
SMBISS Arcadia, LLC	Tennessee
SMBISS Beverly Hills, LLC	Tennessee
SMBISS Chesterfield, LLC	Tennessee
SMBISS Encino, LLC	Tennessee
SMBISS Irvine, LLC	Tennessee
SMBISS Roswell, LLC	Tennessee
SMBISS Sandy Springs, LLC	Tennessee
SMBISS Thousand Oaks, LLC	Tennessee
South Shore Operating Company, LLC	Delaware
Specialty Surgical Center of Arcadia, L.P.	California
Specialty Surgical Center of Arcadia, LLC	California
Specialty Surgical Center of Beverly Hills, L.P.	California
Specialty Surgical Center of Encino, L.P.	California
Specialty Surgical Center of Encino, LLC	California
Specialty Surgical Center of Irvine, L.P.	California
Specialty Surgical Center of Irvine, LLC	California
Specialty Surgical Center of Thousand Oaks, L.P.	California
Specialty Surgical Center of Thousand Oaks, LLC	California

SUBSIDIARIES OF THE REGISTRANT

Specialty Surgical Center, LLC		California
Surgery Center Partners, LLC	Timeberlake Surgery Center (MO)	Delaware
Surgery Center of Duncanville, L.P.		Texas
Surgery Center of Hammond, LLC	St. Luke’s Surgery Center (LA)	Delaware
Surgery Center of Pennsylvania, LLC		Delaware
Surgicare of Deland, Inc.		Florida
Symbion Ambulatory Resource Centres, Inc.		Tennessee
Symbion Employee Relief Disaster Relief Fund		Tennessee
Symbion Holdings Corporation		Delaware
Symbion Imaging, Inc.		Tennessee
Symbion, Inc.		Delaware
SymbionARC Management Services, Inc.		Tennessee
SymbionARC Support Services, LLC		Tennessee
Texarkana Surgery Center GP, Inc.		Texas
Texarkana Surgery Center, L.P.		Delaware
The Center for Special Surgery, LLC		Delaware
The Hand Surgery Center of Louisiana, L.P.	Greater New Orleans Surgery Center and The Hand Surgery Center of Louisiana (LA)	Tennessee
The Surgery Center of Ocala, LLC		Tennessee
The Surgery Center of Temple, LLC		Delaware
The Surgery Center, LLC		Georgia
UniPhy Healthcare of Eugene/Springfield I, Inc.		Tennessee
UniPhy Healthcare of Johnson City VI, LLC		Tennessee
UniPhy Healthcare of Louisville, Inc.		Tennessee
UniPhy Healthcare of Maine I, Inc.		Tennessee
UniPhy Healthcare of Memphis I, LLC		Tennessee
UniPhy Healthcare of Memphis II, Inc.		Tennessee
UniPhy Healthcare of Memphis III, LLC		Tennessee
UniPhy Healthcare of Memphis IV, LLC		Tennessee
VASC, Inc.		Illinois
Valley Ambulatory Surgery Center, L.P.		Illinois
Valley Medical Inn, L.P.		Illinois
Valley Sleep Centers, LLC		Illinois
Valley Surgical Center, Ltd.		Ohio
Village Surgicenter, Inc.		Delaware
Village Surgicenter, Limited Partnership		Delaware
Vincennes Surgery Center, L.P.		Delaware
Wilmington Surgery Center, L.P.		Tennessee